CBC CONSULTING AGREEMENT


         THIS AGREEMENT IS ENTERED INTO AS OF FEBRUARY __, 2006 BETWEEN BARNABUS ENERGY, INC., A NEVADA CORPORATION (BARNABUS) AND CONNECT BY COMPUTER, LLC, A SINGLE MEMBER CALIFORNIA LIMITED LIABILITY COMPANY (CONTRACTOR).

         WHEREAS, PURSUANT TO AN AGREEMENT AND PLAN OF MERGER OF EVEN DATE HEREWITH, BY AND AMONG BARNABUS, CONNECT RENEWABLE ENERGY, INC., A NEVADA CORPORATION ("CRE"), RONALD J. GANGEMI ("GANGEMI") AND OTHER PARTIES (THE "MERGER AGREEMENT"), BARNABUS WILL ACQUIRE ALL OF THE OUTSTANDING COMMON STOCK OF CRE IN EXCHANGE FOR A TOTAL OF 5,000,000 SHARES OF COMMON STOCK OF BARNABUS; AND

         WHEREAS, CONTRACTOR IS WHOLLY-OWNED BY GANGEMI AND GANGEMI OWNS GREATER THAN 85% OF THE ISSUED AND OUTSTANDING COMMON STOCK OF CRE; AND

         WHEREAS, CONTRACTOR AND CRE ARE PARTIES TO AN INDEPENDENT CONTRACTOR MANAGEMENT SERVICES AGREEMENT DATED APRIL 15, 2005 (THE "CRE CONTRACT"), PROVIDING FOR INCENTIVE COMPENSATION BASED ON A PERCENTAGE OF PRODUCT REVENUES WHICH SURVIVES ANY TERMINATION OF THE CRE CONTRACT EXCEPT FOR CAUSE; AND

         WHEREAS, BARNABUS DESIRES TO TERMINATE THE CRE CONTRACT WITHOUT CONTINUING THE INCENTIVE COMPENSATION REFERRED TO IN THE PREVIOUS RECITAL AND CONTRACTOR IS WILLING TO TERMINATE THE CRE CONTRACT AND THE INCENTIVE COMPENSATION ON THE TERMS OF THIS AGREEMENT; AND

         WHEREAS, IT IS A CONDITION TO THE MERGER AGREEMENT THAT CONTRACTOR ENTER INTO THIS AGREEMENT, AND BARNABUS HAS RELIED ON CONTRACTOR'S AGREEMENTS AND COMMITMENT UNDER THE TERMS AND CONDITIONS SET FORTH HEREIN, AND SUCH AGREEMENTS AND CONTRACTOR'S COMMITMENT ARE ESSENTIAL TO THE RELATIONSHIP OF THE PARTIES;

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES HEREINAFTER SET FORTH AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1        Contractor's Services

      1.1 Contractor agrees to act as a consultant for Barnabus and perform the services described in Exhibit 1.1 (Services) attached to this Agreement. Except as allowed by this Agreement, the Services will be performed by Ronald J. Gangemi, who shall devote at least thirty (30) hours per week in the performance of such Services.

      1.2 During the term of this Agreement, and for a period of three (3) years following any termination hereof, Contractor shall not be employed by, consult with or engage, directly or indirectly, in any business in the alternative energy field, which shall include, without limitation, wave or tidal power, small hydro power, wind power, geothermal power, bio-fuels, cogeneration power, solar power, and hydrogen fuel cells. 1.1

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      1.3 Contractor will determine the method, details, and means of performing the Services subject to the supervision and direction of the Chief Executive Officer of Barnabus.


      2 Consideration for Termination of Product Royalty. As payment in full for the termination of the incentive compensation based on a percentage of product revenues provided in the CRE Contract, Barnabus shall deliver to Contractor at the Closing of the CRE Merger 1,000,000 shares of Barnabus common stock, all of which shares shall be registered under the Securities Act of 1933, as amended, and subject only to a mutually agreeable lockup agreement for not more than 90 days, and to the restrictions of Rule 144.

      3 Compensation.

      3.1 Monthly Payments. Contractor shall be paid $16,000 for each full month that Services are provided in accordance with the terms of this Agreement.

      3.2 Incentive Compensation. As additional compensation to Contractor for the performance of the Services, Barnabus agrees to pay Contractor sales based incentive compensation in the form of unregistered shares of Barnabus common stock as set forth in Exhibit 2.2, and the Contractor agrees that it will acquire all such shares for investment purposes only and not with a view to the distribution thereof. The Contractor also represents and warrants that either it or Ronald J. Gangemi, the owner of 100% of the ownership interest of the Contractor, is an accredited investor as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended.

      4 Expenses. Barnabus shall reimburse Contractor for all reasonably necessary travel, entertainment, communications and other expenses incurred on behalf of Barnabus, subject to Barnabus' corporate policies on T&E expenses. Except for those expenses and other expenses which may be authorized and approved in writing by the CEO of Barnabus prior to expenditure, Contractor shall assume and pay all the costs of providing the Services.

      5 Term of Agreement The Initial Term of this Agreement will expire on March 31, 2008. After the end of the Initial Term, the Agreement shall remain in full force and effect until it is terminated as provided in Section 5.

      6 Termination

      6.1 Either party may terminate this Agreement effective at any time after the end of the Initial Term by giving 90 days written notice of termination.

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      6.2 If either party fails to perform or observe any term, covenant or undertaking in this Agreement to be performed or observed by it and such default continues for thirty calendar days after written notice of default given to the defaulting party by the non-defaulting party, the non-defaulting party may terminate this Agreement by giving written notification of termination to the defaulting party. 1.1

      6.3 This Agreement terminates automatically on the occurrence of any of the following events:

            6.3.1 Levy or execution against any material property of Barnabus, which levy or execution is not released or discharged within sixty (60) days; or

            6.3.2 Appointment of a receiver for any material part of the property of Barnabus, assignment for the benefit of creditors by Barnabus, commencement of any proceeding under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, by or against Barnabus, which appointment, assignment or proceeding is not released, discharged or dismissed within sixty (60) days.

            6.3.3 Upon the death or disability of Gangemi, or in the event Gangemi shall cease to own directly at least 60% of the ownership interests in or cease to be the Managing Member of Contractor.

      7 Relationship of the Parties

      7.1 Contractor enters into this Agreement as, and shall continue to be, an independent contractor. Under no circumstances shall Contractor look to Barnabus as a partner, an agent, a principal or an employer. Contractor shall not be entitled to any benefits accorded to Barnabus's employees, including, but not limited to, worker's compensation, medical or disability insurance, or vacation or sick pay.

      7.2 Contractor shall pay, when and as due, any and all taxes incurred as a result of Contractor's compensation, including estimated taxes, and shall provide Barnabus with proof of payment on demand. Contractor shall indemnify Barnabus upon demand for any claims, losses, costs, fees, liabilities, damages or injuries suffered by Barnabus arising out of Contractor's breach of this section.

      7.3 So long as Contractor is fulfilling its responsibilities under this Agreement, Contractor or Mr. Gangemi may represent, perform services for, or be employed by any additional persons, or companies outside the alternative energy field as they see fit.

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      8 Contractor's Representations and Indemnities

      8.1 Contractor represents that Contractor and Mr. Gangemi have the qualifications and ability to perform the Services in a professional manner. Contractor shall be solely responsible for the professional performance of the Services which shall be performed subject to the supervision and direction of the Chief Executive Officer of Barnabus.

      8.2 Contractor shall and does hereby indemnify, defend and hold harmless Barnabus, and the officers, directors, and owners of Barnabus from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees and costs, that Barnabus may incur or suffer and that result from, or are related to any breach or failure of Contractor to perform any of the representations, warranties and agreements contained in this Agreement.

      9 Ownership of Intellectual Property

      9.1 Contractor agrees that all designs, plans, reports, specifications, drawings, schematics, prototypes, models, inventions, and all other information and items made during the course of this Agreement and arising from the Services or arising from all prior services rendered to CRE by Contractor ("New Developments") shall be and are assigned to Barnabus as its sole and exclusive property. On Barnabus's request, Contractor agrees to assist Barnabus, at Barnabus's expense, to obtain patents or copyrights for such New Developments, including the disclosure of all pertinent information and data, the execution of all applications, specifications, oaths, and assignments, and all other instruments and papers which Barnabus shall deem necessary to apply for and to assign or convey to Barnabus, its successors and assigns or nominees, the sole and exclusive right, title and interest in such New Developments. Contractor agrees to obtain or has obtained written assurances from its employees, contractors and contract personnel of their agreement to these terms with regard to Proprietary Information and New Developments.

      9.2 Contractor warrants that Contractor has good title to any New Developments, and the right to assign New Developments to Barnabus free of any proprietary rights of any other party or any other encumbrance whatever.

      10 Proprietary Information

      10.1 The written, printed, graphic, or electronically recorded materials furnished by Barnabus or CRE for use by Contractor and Mr. Gangemi are Proprietary Information and the property of Barnabus. Proprietary Information also includes, but is not limited to, specific customer requirements, customer and potential customer lists, including information concerning Barnabus's contractors, agents or divisions, and pricing information.

      10.2 Contractor and Mr. Gangemi will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information or confidential information or know-how belonging to Barnabus, whether or not it is in written or permanent form, except to the extent necessary to perform the Services. On termination of Contractor's services to the Barnabus, or at the request of Barnabus before termination, Contractor and Mr. Gangemi shall deliver to Barnabus all material in their possession relating to Barnabus's business. The obligations concerning Proprietary Information extend to information concerning and belonging to customers and suppliers of Barnabus about whom Contractor may have gained knowledge as a result of performing the Services.




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




      10.3 Contractor and Mr. Gangemi shall not, during the term of this Agreement and for a period of three (3) years immediately following the termination of this Agreement, or any extension of it, for any reason, either directly or indirectly: (a) call on, solicit, or take away any of Barnabus's customers or potential customers about whom Contractor became aware as a result of Contractor's Services to the Barnabus, either for Contractor or for any other person or entity; or (b) solicit or take away or attempt to solicit or take away any of Barnabus's employees or contractors either for Contractor or for any other person or entity.

      11 General Provisions.

      11.1 Amendments. This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by both parties.

      11.2 Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforce ability of the remaining provisions, or portions of them, will not be affected.

      11.3 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the employment and compensation of Ronald J. Gangemi and Connect by Computer, LLC, and supersedes all prior agreements and understandings relating to such matters (including, without limitation, the Management Services Agreement dated April 4, 2005, the January 12, 2006 letter from David Saltman to Mr. Gangemi, and any other agreements between Connect Renewal Energy, Inc. or Barnabus Energy, Inc. and said parties).

      11.4 Other Agreements. The provisions of Sections 8 and 9 of this Agreement shall be by addition to and not in limitation of any and all other agreements relating to the subject matter thereof, now existing or hereafter arising and between Gangemi and CRE and/or Barnabus and its affiliates. References in this Agreement to Barnabus shall include its subsidiaries and affiliates, including CRE, unless the context shall otherwise require.

      11.5 Headings. The headings in this Agreement are included for convenience only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the parties to this Agreement.



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      11.6 Governing Law; Consent to Jurisdiction; waiver of Trial by Jury. (a)
This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the application of Nevada principles of conflicts of laws.

                           (B) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND
                  UNCONDITIONALLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF ANY CALIFORNIA STATE COURT, OR FEDERAL COURT SITTING IN THE COUNTY OF SAN DIEGO, CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) AGREES NOT TO COMMENCE ANY SUCH ACTION OR PROCEEDING EXCEPT IN SUCH COURTS, (II) AGREES THAT ANY CLAIM IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH CALIFORNIA STATE OR FEDERAL COURT, AND
                  (IV) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH CALIFORNIA STATE OR FEDERAL COURT.

                           (C) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY
                  CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

      11.7 Notice. All notices, requests or demands required or permitted to be given hereunder shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three (3) Business Days after such are deposited in the United States mails, certified or registered mail, all with delivery charges and/or postage prepaid, and addressed as shown below, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by telecopy to the telecopier number shown below, or as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within 24 hours by hand delivery, courier delivery or mailing of a copy of such notice in accordance with the requirements set forth above.



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         If to Barnabus:              Barnabus Energy, Inc.
                                      514 Via de la Valle, Suite 200
                                      Solara Beach, CA 92075
                                      Attention:  Chief Executive Officer

         lf to Contractor:            Connect by Computer LLC
                                      1050 Whispering Pines Lane, Ste. F
                                      Grass Valley, CA 95945

or to any other addresses as such party shall designate in a written notice to the other parties hereto.

      11.8 Counterpart and Facsimile Signatures. This agreement may be executed in several counterparts, either originally or by way of facsimile signature, all of which, collectively, shall constitute one agreement, binding on all of the parties hereto even if any party is not a signatory to the original or the same counterpart.

      IN WITNESS WHEREOF, the undersigned have executed this CBC Consulting Agreement to be effective as of the date first appearing above.

Barnabus Energy, Inc.                 Connect by Computer LLC


By:__________________________         By:___________________________
   David Saltman, President              Ronald J. Gangemi
   and Chief Executive Officer           Managing Member




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

                                   EXHIBIT 1.1

                             DESCRIPTION OF SERVICES


1. CONTRACTOR SHALL CAUSE RONALD J. GANGEMI TO SERVE AS CHIEF TECHNOLOGY OFFICER AND A MEMBER OF THE BOARD OF DIRECTORS OF BARNABUS AND ITS AFFILIATES. MR. GANGEMI SHALL DEVOTE AT LEAST 30 HOURS PER WEEK OF NORMAL BUSINESS HOURS IN THE PERFORMANCE OF THE SERVICES ON BEHALF OF BARNABUS OR AFFILIATES OF BARNABUS.

2. ADDITIONAL SERVICES TO BE PERFORMED BY THE CONTRACTOR SHALL INCLUDE THE
FOLLOWING:

      A. ASSIST IN GENERAL MANAGEMENT OF WEST COAST OPERATIONS, INCLUDING STAFFING, MANUFACTURING, MARKETING, SALES AND SERVICE OPERATIONS.

      B.    BUDGET RESPONSIBILITY FOR THE WEST COAST OPERATIONS OF BARNABUS.

      C. CAUSE MR. GANGEMI TO CHAIR THE TECHNICAL ADVISORY COMMITTEE OF BARNABUS BOARD OF DIRECTORS.

      D.    RESPONSIBILITY FOR STRATEGIC ACQUISITIONS AND ALLIANCE
            OPPORTUNITIES.




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                                   EXHIBIT 2.2

                           INCENTIVE COMPENSATION PLAN


         BARNABUS AGREES TO PAY CONTRACTOR INCENTIVE COMPENSATION, WITHIN TEN DAYS FOLLOWING THE RECEIPT OF THE FINANCIAL RESULTS OF CRE FOR EACH TWELVE MONTH PERIOD COMMENCING WITH THE TWELVE MONTHS ENDING MARCH 31, 2007, BASED ON THE FOLLOWING DESCRIBED NET SALES TARGETS. NET SALES SHALL BE DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES APPLIED ON A CONSISTENT BASIS.

         IN ORDER TO EARN INCENTIVE COMPENSATION IN ANY TWELVE MONTH PERIOD, THE CONTRACTOR, INCLUDING ITS OWNER, RONALD J. GANGEMI, MUST HAVE BEEN PERFORMING SERVIES DURING THE ENTIRE TWELVE MONTH PERIOD.

         IN THE EVENT THE TARGET THRESHOLD AMOUNT IS EXCEEDED, NO ADDITIONAL INCENTIVE COMPENSATION WILL BE PAID. IF LESS THAN THE TARGET THRESHOLD AMOUNT IS ACHIEVED, THE AMOUNT OF INCENTIVE COMPENSATION WILL BE PROPORTIONATELY REDUCED BASED ON THE PERCENTAGE OF THE TARGET AMOUNT WHICH IS ACHIEVED DURING SUCH PERIOD. IN ADDITION, ALL PAYMENTS OF INCENTIVE COMPENSATION HEREUNDER SHALL BE SUBJECT TO THE PROVISO THAT AT THE TIME OF SUCH PAYMENT, NEITHER THE CONTRACTOR NOR GANGEMI SHALL BE IN DEFAULT UNDER ANY OF THEIR AGREEMENTS WITH BARNABUS.

                          Target Threshold Amount           Amount of Incentive Compensation
                              of Net Sales CRE
------------------------ --------------------------- ----------------------------------------------------------

Twelve months ending                   $15,000,000   1,000,000 shares of Common Stock of Barnabus
 March 31, 2007
------------------------ --------------------------- ----------------------------------------------------------
Twelve months ending                   $50,000,000   1,000,000 shares of Common Stock of Barnabus
March 31, 2008

----------------------------------------------------------------------------------------------------------------

         In the event the target threshold amount is not met in any year, but is made up on a cumulative basis in a subsequent year or years (through the twelve months ending March 31, 2007), Barnabus shall pay the amount of incentive compensation omitted in the prior year or years at the time it is made up.

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